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                                                                     EXHIBIT 2.2

                      FIRST AMENDMENT TO PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO PURCHASE AGREEMENT, dated May 11, 2004 (this "Amendment"), by and among HRPT Properties Trust, a Maryland real estate investment trust ("Parent"), HRP GP, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (the "Successor GP"), Hallwood Realty, LLC, a Delaware limited liability company (the "General Partner"), Hallwood Commercial Real Estate, LLC, a Delaware limited liability company ("HCRE"), HWG, LLC, a Delaware limited liability company ("HWG, LLC"), HWG Realty Investors, LLC, a Delaware limited liability company ("HWG Realty"), HWG 98 Advisors, Inc., a Delaware corporation ("HWG98"), HWG 95 Advisors, Inc., a Delaware corporation ("HWG95") and The Hallwood Group Incorporated, a Delaware corporation ("Group") amends that certain Purchase Agreement, dated as of April 16, 2004 (the "Original Agreement"), among Parent, Successor GP, the General Partner, HCRE, HWG, LLC, HWG Realty, HWG98, HWG95 and Group. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given in the Original Agreement.

                                    RECITALS:

         The undersigned, being all of the parties to the Original Agreement, have agreed to amend the Original Agreement in order to accurately reflect the parties' agreement as to the Purchase Price payable under the Original Agreement as set forth in this Amendment.

         NOW, THEREFORE, it is agreed:

                                    ARTICLE 1

                      AMENDMENTS TO THE ORIGINAL AGREEMENT

         1.01 Section 2.01(f) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

         (f) As the purchase price for Sellers' Interests conveyed pursuant to this Agreement, Successor GP shall pay to HWG, LLC, on behalf of all the Sellers, an amount equal to the sum of:

                  (i)      8.5% of the Gross Merger Consideration, plus

                  (ii) the Merger Price multiplied by 330,432 (in the aggregate, the "Purchase Price"), without interest, less any withholding (as provided in Section 6.16). The parties hereto acknowledge and agree that (a) if the Gross Merger Consideration is $245,000,000, then the Purchase Price shall be reduced by an amount equal to the amount by which the Working Capital Adjustment would have reduced the Gross Merger Consideration to less than $245,000,000 but for the parenthetical in the penultimate sentence of Section 2.01(b)(i) of the Merger Agreement and (b) the Purchase Price shall be reduced by any amounts owed by Group to the Partnership.

         1.02 In all other respects, the Original Agreement shall continue in full force and unmodified.



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                                    ARTICLE 2

                               GENERAL PROVISIONS

         2.01 Severability. If any term or other provision of this Amendment or the Original Agreement as amended by this Amendment is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms and provisions of this Amendment or the Original Agreement, as amended by this Amendment, as applicable, shall nevertheless remain in full force and effect so long as the economic and legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

         2.02 Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         2.03 Entire Agreement; No Third-Party Beneficiaries. The Original Agreement, as amended by this Amendment, and the Merger Agreement constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated by the Original Agreement, as amended by this Amendment, and the Merger Agreement and are not intended to confer upon any Person other than the parties hereto any rights, remedies, obligations or liabilities.

         2.04 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         2.05 Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING THE PARENT, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE PARENT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE PARENT. ALL PERSONS DEALING WITH THE PARENT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE PARENT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.



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         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                                       HRPT PROPERTIES TRUST

                                       By: /s/ Adam D. Portnoy
                                           -------------------------------------
                                       Name:    Adam D. Portnoy
                                       Title:   Executive Vice President


                                       HRP GP, LLC

                                       By: /s/ Adam D. Portnoy
                                           -------------------------------------
                                       Name:    Adam D. Portnoy
                                       Title:   Executive Vice President


                                       HALLWOOD REALTY, LLC

                                       By: /s/ John G. Tuthill
                                           -------------------------------------
                                       Name:    John G. Tuthill
                                       Title:   Executive Vice President


                                       HWG, LLC

                                       By: /s/ John G. Tuthill
                                           -------------------------------------
                                       Name:    John G. Tuthill
                                       Title:   Executive Vice President


                                       HWG REALTY INVESTORS, LLC

                                       By: /s/ John G. Tuthill
                                           -------------------------------------
                                       Name:    John G. Tuthill
                                       Title:   Executive Vice President



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                                       HWG 98 ADVISORS, INC.

                                       By: /s/ John G. Tuthill
                                           -------------------------------------
                                       Name:    John G. Tuthill
                                       Title:   Executive Vice President


                                       HWG 95 ADVISORS, INC.

                                       By: /s/ John G. Tuthill
                                           -------------------------------------
                                       Name:    John G. Tuthill
                                       Title:   Executive Vice President


                                       HALLWOOD COMMERCIAL REAL ESTATE, LLC

                                       By: /s/ William L. Guzzetti
                                           -------------------------------------
                                       Name:    William L. Guzzetti
                                       Title:   President


                                       THE HALLWOOD GROUP INCORPORATED

                                       By: /s/ William L. Guzzetti
                                           -------------------------------------
                                       Name:    William L. Guzzetti
                                       Title:   Executive Vice President